SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2004

Commission File Number 0-12788

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

IOWA	42-0935283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

ONE CONVENIENCE BLVD., ANKENY, IOWA

(Address of principal executive offices)

50021

(Zip Code)

(515) 965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name, former address

if changed since last report)

Item 9. Regulation FD Disclosure.

On July 14, 2004, Casey’s General Stores, Inc. (NASDAQ: CASY) reported June 2004 same-store sales results on Form 8-K. In response to follow-up questions from analysts, Bill Walljasper (Vice President, Finance) added that gasoline margins in June 2004 were above the Company’s historical average of $0.105 per gallon, and that the Company’s average retail gasoline price declined to $1.85 in June 2004 from $1.92 in May 2004.

The information contained in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: July 15, 2004	By:	/S/ WILLIAM J. WALLJASPER
William J. Walljasper
Vice President, Finance

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